UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT

FORM S-1/A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PB Properties & Investments, Inc.
(Exact Name of registrant in its charter)

Nevada	6531	26-3568952
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11248 Vintners Lane

Las Vegas, Nevada 89138

(702) 683-3334

(Address and telephone number of principal executive offices)

Harold Gewerter, Esq.

2705 Airport Drive

N. Las Vegas, NV 89032

(702) 382-1714

(Name, address and telephone number of agent for service)

Copies to:

Harold Gewerter, Esq.

2705 Airport Drive

N. Las Vegas, NV 89032

Telephone (702) 382-1714

Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.

Non-accelerated filer	.	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$100,000.00	$0.05	$100,000.00	$3.95

(1)

This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

PB Properties, Inc.

2,000,000 Shares of Common Stock

$0.05 per share

PB Properties, Inc. (“PB” or the "Company") has recently acquired of Hope Loan Modification, LLC.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act") in which it raised $20,100. The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	2,000,000	$100,000	$0.00	$100,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated April 2 , 2009

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections Under Rule 419

Escrow of 90% of the Proceeds Derived Hereby

Upon completion of this offering, 90% of the net proceeds therefrom will be placed in an escrow account with Harold P. Gewerter, Esq. as escrow agent, subject to release upon the earlier of (I) written notification by the company of its need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or (II) 18 months after the effective date of this registration statement. See "Risk Factors" and "Proposed Business."

Escrowed Funds Not To Be Used For Salaries Or Reimbursable Expenses

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on the company's behalf by the company's officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than the Company's board of directors, both of whom are officers. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination. See "Risk Factors," "Use Of Proceeds" and "Certain Transactions."

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions: First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires the Company to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

RECONFIRMATION OFFERING

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

(1) The Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

THE COMPANY

Business Overview

PB Properties, Inc. ("PB" or the "Company"), incorporated in the State of Nevada on July 10, 2008, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has recently acquired Hope Loan Modification LLC.

Hope Loan Modification, LLC is a group of legal and loan modification specialists dedicated to assisting the homeowner with mortgage delinquencies and potential foreclosures. The company will evaluate, analyze and complete the research of any aspects of the situation that the company feels is necessary. Upon completion of the research and analysis phase, the company will offer the client our opinion as to what we feel would be an appropriate outcome and/or resolution to an individual case. The fee for our home saver program is $2,500.00 or 3 payments of $985.00 for a total of $2,955.00. You may visit our website at www.HopeLoanMod.com.

These are troubled times for many homeowners with few apparent options available. The lenders don’t seem to care that homeowners need their assistance and shockingly would rather take the homes back rather than helping owners to keep them. The lenders are not moving fast enough for homeowners to avoid losing their homes or ruining their credit. In most cases, when a homeowner contacts their lender directly, the homeowner has no idea what options are available to them and are frustrated in their attempts to reach a person who can help. We evaluate each individual case and present you with realistic options that help individuals stay in their homes.

Once we have completed the Research and Analysis, we work to restructure a loan. There are: No appraisals/no equity required, No credit check/no FICO score requirements, No refinancing and just a one time flat fee for services.

It has become impossible to refinance and just as disappointing to try and sell as many people have very little, or no equity. With the mortgage crisis getting worse every day, many families are facing incredibly high mortgage payments. With lending guidelines tightening up and property values dropping, the traditional options are drying up. Our goal is to improve the Homeowners situation and give them a fresh start. We are not investors, real estate agents, or mortgage brokers. Few people outside of the banking world have specialized knowledge or the technical expertise to work with your current lender to restructure a loan.

The truth is that the lenders/servicing companies don’t want another home to add to their growing inventory. It is the company’s job to those the lender that it is better for them to keep the homeowner in the property than to take it back. Many companies are encouraging homeowners to sell their property in short sales. In most cases this turns out to not be in the best interest of the homeowners. The homeowner will have the negative consequences of a foreclosure or short sale following them for year to come which hurts both the individual homeowner and the community.

The management of the company are specialists in working with lenders to restructure a homeowners current loan by providing them with a unique and professional plan that both the homeowner and the lender can accept. The company operates with the understanding that homeowners have a serious problem and only a short time to overcome the real possibility of losing their property. The company is comprised of a group of experienced financial professionals who understand that federal rules and lender foreclosure policies often conflict. Few people outside the banking world have the knowledge to work with a homeowners current lender to restructure their loan. We believe that bankruptcy is always the absolute last resort.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

Rate Reduction Program

Many homeowners with the 2/28 and 80%/20% purchase loans are having a pay rate adjustment of 28% to 44% and many homeowners cannot handle the new payments and will not qualify for a new loan. Their one chance to keep their home is through a pay rate reduction which is not simple to get approved. The company has had success with loan modifications.

We construct a financial plan that considers your current income, and then we make recommendations to improve your budget and cash flow so your income exceeds your total monthly expenses each month.

Principal Balance Reduction Program

The Company has had many cases where the mortgage balance is higher than the principal balance which causes the mortgage to be in a negative situation. Our attorney can force the lenders to do a principal balance reduction by writing off a large amount of the loan to modify the mortgage to meet your needs.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

As of the date of this prospectus, we have 6,000,000 shares of $0.001 par value common stock issued and outstanding.

PB Properties, Inc.’s operations and corporate offices are located at 168 Derwent Place, Las Vegas, NV 89144, with a telephone number of (702) 526-1009.

PB Properties, Inc.’s fiscal year end is December 31.

THE OFFERING

PB Properties, Inc. offered, on a best efforts, self-underwritten basis, a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. 416,000 shares were sold at a price of $0.05 per share totaling $20,800 to 26 shareholders. Thus at least 21 shareholders must vote to reconfirm their investment in this reconfirmation offering.  The proceeds from the sale of the shares in this offering were payable to "Harold Gewerter, Esq. - Trust Account fbo PB Properties, Inc." and were deposited in a non-interest or minimum interest bearing bank account until the escrow conditions are met. No interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to Harold Gewerter, Esq. fbo PB Properties, Inc., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. PB Properties, Inc.’s trust agent, Harold Gewerter, Esq., acts as legal counsel for PB Properties, Inc. and therefore, may not be considered an independent third party. PB Properties has acquired Home Loan Modification, LLC. Management believes HLM represents in excess of 80 percent of the offering proceeds. HLM had revenue in excess of $6,000 for the three month period preceding the signing of the acquisition agreement which would equate to a annual revenue of over $24,000. The fair market value is usually 2 to 3 times its annual revenue. The offering proceeds were 20,800.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to PB Properties, Inc. until such a time as the escrow conditions are met (see the section titled "Plan of Distribution" herein). The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

PB Properties, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, supplies and general working capital.

PB Properties, Inc. has not presently secured a transfer agent but will identify one prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception July 10, 2008 thru Sept. 30, 2008
Revenue	$-
Expenses:
General and administrative expenses	6000
Total Expenses
Net Income (Loss)	$(6000)

Balance sheets data

Sept. 30, 2008
ASSETS
Current Assets
Cash	$-
Total current assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$-
Non-Current Liabilities	-

Total Liabilities	-

Stockholders’ Equity

Common stock	6,000
(Deficit) accumulated during development stage	(6,000)

Total stockholder's equity	-

Total liabilities and stockholder's equity	$-

The following is Hope Loan Modifications summary financial information:

As of April 1, 2009:

Assets:

$0

Equity:

Members Draw: $7,075.27

Members Equity: $7,095.00

Net Income: $-19.73

Services Income: $5,095.00

Net Income: 7,075.27

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

PB Properties, Inc.’s operations depend solely on the efforts of Carlos Espinosa, the sole officer and director of the Company. Bakhtiar has no experience related to public company management, nor as a principal accounting officer. Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

Carlos Espinosa is involved in other employment opportunities and may periodically face a conflict in selecting between PB Properties, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Carlos Espinosa to other pursuits without a sufficient warning, we may, consequently, go out of business.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

CONFLICTS OF INTEREST - GENERAL. The Company's officers and directors participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a resolution which prohibits the Company from completing a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of the Company. See "DIRECTORS, EXECUTIVE

OFFICERS"

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

REGULATION. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

BLUE SKY CONSIDERATIONS. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the PB of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes  in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

PURCHASES BY AFFILIATES Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

ARBITRARY OFFERING PRICE. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

NO PUBLIC MARKET FOR COMPANY'S SECURITIES. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

SHARES ELIGIBLE FOR FUTURE SALE

All of the 6,000,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three- month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely  affected.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

[Balance of this Page Intentionally Left Blank]

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	50,000	100.00	100,000	100.00

Working capital (1)	20,000	100.00	50,000	100.00	100,000	100.00

Total Use of Proceeds	20,000	100.00	50,000	100.00	100,000	100.00

Notes:

(1) The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

As of the time of this amendment $2,000 has been spent reimbursing Pooyan Bahkitar for expenses related to this offering including legal and accounting.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $85,000 or $0.005 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.045 per share while our present stockholders will receive an increase of $0.003 per share in the net tangible book value of the shares they hold. This will result in a 54.29% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.000	$0.000

Book Value Per Share After the Offering	$0.00107	$0.00336

Net Increase to Original Shareholders	$0.00107	$0.00336

Decrease in Investment to New Shareholders	$0.04893	$0.04664

Dilution to New Shareholders (%)	97.87%	93.29%

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

416,000 shares were sold pursuant to the offering.

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Carlos Espinosa will not receive commissions for any sales originated on our behalf. We believe that Carlos Espinosa is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Carlos Espinosa, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his Or her participation; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

No officer or director of the Company may purchase any securities in this offering.

The proceeds from the sale of the shares in this offering were payable to Harold Gewerter, Esq. Trust Account fbo PB Properties, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the escrow conditions are met. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to PB Properties, Inc. until such a time as the escrow conditions are met. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires (or an additional 180 days if so extended by the Company), whichever event first occurs. Thereafter, this escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00. [See Exhibit 99(a)].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

PB Properties, Inc. is authorized to issue 75,000,000 shares of preferred stock, $0.001 par value. The company has issued 6,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of PB Properties, Inc.’s common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of PB Properties, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of PB Properties, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, PB Properties, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, PB Properties, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Harold Gewerter is legal counsel to the Company. Mr. Gewerter has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Gewerter has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

PB Properties, Inc. (the "Company"), was incorporated on July 10, 2008 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has recently acquired Hope Loan Modification.

Hope Loan Modification, LLC is a group of legal and loan modification specialists dedicated to assisting the homeowner with mortgage delinquencies and potential foreclosures. The company will evaluate, analyze and complete the research of any aspects of the situation that the company feels is necessary. Upon completion of the research and analysis phase, the company will offer the client our opinion as to what we feel would be an appropriate outcome and/or resolution to an individual case. The fee for our home saver program is $2,500.00 or 3 payments of $985.00 for a total of $2,955.00. You may visit our website at www.HopeLoanMod.com.

These are troubled times for many homeowners with few apparent options available. The lenders don’t seem to care that homeowners need their assistance and shockingly would rather take the homes back rather than helping owners to keep them. The lenders are not moving fast enough for homeowners to avoid losing their homes or ruining their credit. In most cases, when a homeowner contacts their lender directly, the homeowner has no idea what options are available to them and are frustrated in their attempts to reach a person who can help. We evaluate each individual case and present you with realistic options that help individuals stay in their homes.

Once we have completed the Research and Analysis, we work to restructure a loan. There are: No appraisals/no equity required, No credit check/no FICO score requirements, No refinancing and just a one time flat fee for services.

It has become impossible to refinance and just as disappointing to try and sell as many people have very little, or no equity. With the mortgage crisis getting worse every day, many families are facing incredibly high mortgage payments. With lending guidelines tightening up and property values dropping, the traditional options are drying up. Our goal is to improve the Homeowners situation and give them a fresh start. We are not investors, real estate agents, or mortgage brokers. Few people outside of the banking world have specialized knowledge or the technical expertise to work with your current lender to restructure a loan.

The truth is that the lenders/servicing companies don’t want another home to add to their growing inventory. It is the company’s job to those the lender that it is better for them to keep the homeowner in the property than to take it back. Many companies are encouraging homeowners to sell their property in short sales. In most cases this turns out to not be in the best interest of the homeowners. The homeowner will have the negative consequences of a foreclosure or short sale following them for year to come which hurts both the individual homeowner and the community.

The management of the company are specialists in working with lenders to restructure a homeowners current loan by providing them with a unique and professional plan that both the homeowner and the lender can accept. The company operates with the understanding that homeowners have a serious problem and only a short time to overcome the real possibility of losing their property. The company is comprised of a group of experienced financial professionals who understand that federal rules and lender foreclosure policies often conflict. Few people outside the banking world have the knowledge to work with a homeowners current lender to restructure their loan. We believe that bankruptcy is always the absolute last resort.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

Rate Reduction Program

Many homeowners with the 2/28 and 80%/20% purchase loans are having a pay rate adjustment of 28% to 44% and many homeowners cannot handle the new payments and will not qualify for a new loan. Their one chance to keep their home is through a pay rate reduction which is not simple to get approved. The company has had success with loan modifications.

We construct a financial plan that considers your current income, and then we make recommendations to improve your budget and cash flow so your income exceeds your total monthly expenses each month.

Principal Balance Reduction Program

The Company has had many cases where the mortgage balance is higher than the principal balance which causes the mortgage to be in a negative situation. Our attorney can force the lenders to do a principal balance reduction by writing off a large amount of the loan to modify the mortgage to meet your needs.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF HOPE LOAN MODIFICATION, LLC

Managers are elected by the members and serve until a successor is elected and qualified.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Carlos Espinosa (2)	33	Sole Manager	Inception – Current

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF HOPE LOAN MODIFICATION, LLC

Carlos Espinosa, Manager

Since March of 2004, Mr. Espinosa has run Plush Properties, LLC doing commercial real estate investment. From October of 2002 to April of 2004, Mr. Espinosa was employed at Delta Realty & Investments doing land investments, researching parcels of land both commercial and residential and preparing offer and acceptance agreements. Prior to 2002, Mr. Espinosa worked as a commercial real estate sales associate and in landscape development. Mr. Espinosa graduated from the Southern Nevada School of Real Estate in December of 2001. Mr. Espinosa is also bilingual being fluent in reading, speaking and writing both English and Spanish. Mr. Espinosa is also the sole officer and director of Plush Properties, Inc. which has filed a Form S-1 with the SEC as a blank check company. Mr. Espinosa has been the sole officer and director of Plush Properties, Inc. since its inception on March 12, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Carlos Espinosa	2009	-	-	-	-	-	-	-
Manager

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Hope Loan Modification’s founding we have not paid any compensation to any manager or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Manager, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Hope Loan Modifiction, LLC currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HOPE LOAN MODIFICATION

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our membership interests by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each manager and by all managers as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)

Common	Carlos Espinosa, Manager	100%

	All Directors and Officers as a group (1 person)	100%

Number of Total Employees and Number of Full Time Employees

PB Properties, Inc. is currently in the development stage. During this development period, we plan to rely exclusively on the services of our officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at   11248 Vintners Lane Las Vegas NV 89138. Office space, utilities and storage are currently being provided free of charge at the present time at this address which is Mr. Bakhtiar’s. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Carlos Espinosa, our officer and director has not been convicted in a criminal proceeding.

Carlos Espinosa, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Carlos Espinosa, our officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in PB Properties, Inc. common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. PB Properties, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of PB Properties, Inc.;

2. There are currently 18 ,000,000 shares of our common stock held by our officers and directors and service providers that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, PB Properties, Inc. has 18,416,000 shares of $0.001 par value common stock issued and outstanding held by 27 shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

PB Properties, Inc. was incorporated on July 10, 2008.

The company proposes to has recently acquired Hope Loan Modification, LLC.

Hope Loan Modification, LLC is a group of legal and loan modification specialists dedicated to assisting the homeowner with mortgage delinquencies and potential foreclosures. The company will evaluate, analyze and complete the research of any aspects of the situation that the company feels is necessary. Upon completion of the research and analysis phase, the company will offer the client our opinion as to what we feel would be an appropriate outcome and/or resolution to an individual case. The fee for our home saver program is $2,500.00 or 3 payments of $985.00 for a total of $2,955.00. You may visit our website at www.HopeLoanMod.com.

These are troubled times for many homeowners with few apparent options available. The lenders don’t seem to care that homeowners need their assistance and shockingly would rather take the homes back rather than helping owners to keep them. The lenders are not moving fast enough for homeowners to avoid losing their homes or ruining their credit. In most cases, when a homeowner contacts their lender directly, the homeowner has no idea what options are available to them and are frustrated in their attempts to reach a person who can help. We evaluate each individual case and present you with realistic options that help individuals stay in their homes.

Once we have completed the Research and Analysis, we work to restructure a loan. There are: No appraisals/no equity required, No credit check/no FICO score requirements, No refinancing and just a one time flat fee for services.

It has become impossible to refinance and just as disappointing to try and sell as many people have very little, or no equity. With the mortgage crisis getting worse every day, many families are facing incredibly high mortgage payments. With lending guidelines tightening up and property values dropping, the traditional options are drying up. Our goal is to improve the Homeowners situation and give them a fresh start. We are not investors, real estate agents, or mortgage brokers. Few people outside of the banking world have specialized knowledge or the technical expertise to work with your current lender to restructure a loan.

The truth is that the lenders/servicing companies don’t want another home to add to their growing inventory. It is the company’s job to those the lender that it is better for them to keep the homeowner in the property than to take it back. Many companies are encouraging homeowners to sell their property in short sales. In most cases this turns out to not be in the best interest of the homeowners. The homeowner will have the negative consequences of a foreclosure or short sale following them for year to come which hurts both the individual homeowner and the community.

The management of the company are specialists in working with lenders to restructure a homeowners current loan by providing them with a unique and professional plan that both the homeowner and the lender can accept. The company operates with the understanding that homeowners have a serious problem and only a short time to overcome the real possibility of losing their property. The company is comprised of a group of experienced financial professionals who understand that federal rules and lender foreclosure policies often conflict. Few people outside the banking world have the knowledge to work with a homeowners current lender to restructure their loan. We believe that bankruptcy is always the absolute last resort.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

Rate Reduction Program

Many homeowners with the 2/28 and 80%/20% purchase loans are having a pay rate adjustment of 28% to 44% and many homeowners cannot handle the new payments and will not qualify for a new loan. Their one chance to keep their home is through a pay rate reduction which is not simple to get approved. The company has had success with loan modifications.

We construct a financial plan that considers your current income, and then we make recommendations to improve your budget and cash flow so your income exceeds your total monthly expenses each month.

Principal Balance Reduction Program

The Company has had many cases where the mortgage balance is higher than the principal balance which causes the mortgage to be in a negative situation. Our attorney can force the lenders to do a principal balance reduction by writing off a large amount of the loan to modify the mortgage to meet your needs.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is The Blackwing Group, LLC, 18921G E. Valley View Parkway #325, Independence MO 64055.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees. Mr. Espinosa was the sole member of HLM and thus when the 12,000,000 shares were issued to HLM, Mr. Expinosa as the new majority vote in PB voted himself the sole director and as sole director voted himself as the President, Secretary and Treasurer.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Carlos Espinosa (2) Pooyan Bakhtiar	33 34	President, Secretary,Treasurer, and Director President, Secretary, Treasurer and Director	May 7, 2009 – Current Inception-May 7, 2009

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Carlos Espinosa has outside interests and obligations to other than PB Properties, Inc.. Each intends to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, PB Properties, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Carlos Espinosa, CEO, CFO, President, Secretary, Treasurer, Director

Since March of 2004, Mr. Espinosa has run Plush Properties, LLC doing commercial real estate investment. From October of 2002 to April of 2004, Mr. Espinosa was employed at Delta Realty & Investments doing land investments, researching parcels of land both commercial and residential and preparing offer and acceptance agreements. Prior to 2002, Mr. Espinosa worked as a commercial real estate sales associate and in landscape development. Mr. Espinosa graduated from the Southern Nevada School of Real Estate in December of 2001. Mr. Espinosa is also bilingual being fluent in reading, speaking and writing both English and Spanish. Mr. Espinosa is also the sole officer and director of Plush Properties, Inc. which has filed a Form S-1 with the SEC as a blank check company. Mr. Espinosa has been the sole officer and director of Plush Properties, Inc. since its inception on March 12, 2008.

Board Committees

PB Properties, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee.

Directors

The maximum number of directors PB Properties, Inc. is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Carlos Espinosa	2009	-	-	-	-	-	-	-
Officer and Director

Pooyan Bahktiar	2008	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to PB Properties, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since PB Properties, Inc.’s incorporation on July 10, 2008, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

PB Properties, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Carlos Espinosa, President, Secretary, Treasurer and Director	6,000,000	100.00%	75.00%

	All Directors and Officers as a group (1 person)	6,000,000	100.00%	75.00%

Footnotes

(1) The address of each executive officer one director is c/o PB Properties, Inc., 168 Derweent Place, Las Vegas, NV 89144.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering is 8,000,000.

Mr. Espinosa purchased his stock on May 7, 2009 from Pooyan Bahktiar in an exemption from the Securities Act of 1933 found in Section 4(1).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about July 10, 2008, Pooyan Bahktiar, our initial officer and director, paid for expenses involved with the incorporation of PB Properties, Inc. with personal funds and performed services on behalf of PB Properties, Inc., in exchange for 6,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Pooyan Bahktiar was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, PB will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, PB will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials PB files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. PB SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, PB Properties, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PB of expenses incurred or paid by a director, officer or controlling person of PB in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PB will, unless in the opinion of PB legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANACIAL STATEMENTS

a)

Audited Financial Statements for the period ended Dec. 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

PB Properties & Investments, Inc.

(A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheets of PB Properties & Investments, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PB Properties & Investments, Inc. (A Development Stage Company) as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of PB Properties & Investments, Inc.’s internal control over financial reporting as of December 31, 2009 and 2008, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note B to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company,

March 16, 2010

Alameda, California

F-1

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Balance Sheets

	December 31
	2009	2008
ASSETS

Current assets
Cash	$-	$-
Cash - restricted	20,800	-
Total current assets	20,800	-

Goodwill, net	-	-

Total assets	$20,800	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$500	$-
Loan from shareholder	3,500	-
Total current liabilities	4,000	-

Stockholders' (Deficit) Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 6,000,000 and 18,416,000 shares issued and outstanding at December 30, 2008 and 2009	18,416	6,000
Additional paid in capital	608,384	-
Deficit accumulated during the development stage	(610,000)	(6,000)
Total stockholders' (deficit) equity	16,800	-

Total liabilities and stockholders' (deficit) equity	$20,800	$-

See accompanying notes to financial statements

F-2

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Statement of Operations

	Year Ended December 31, 2009	For the period from July 10, 2008 (inception) to December 31, 2008	For the period from July 10, 2008 (inception) to December 31, 2009

Revenue	$-	$-	$-

Expenses
General and administrative	-	2,250	2,250
Professional fees	4,000	3,750	7,750
Impairment	600,000	-	600,000
Total expenses	604,000	6,000	610,000

Net loss	$(604,000)	$(6,000)	$(610,000)

Basic and diluted loss per common share	$(0.0524)	$(0.0010)

Weighted average shares outstanding	11,533,748	6,000,000

See accompanying notes to financial statements

F-3

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, July 10, 2008 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	-	-	-	-	-
Common stock issued for services	6,000,000	6,000	-	-	6,000
Net loss, period ended December 31, 2008	-	-	-	(6,000)	(6,000)
Balance, December 31, 2008	6,000,000	6,000	-	(6,000)	-

Common stock issued for cash	416,000	416	20,384	-	20,800
Common stock issued for acquisition	12,000,000	12,000	48,000	-	60,000
Net loss, year ended December 31, 2009	-	-	-	(604,000)	(604,000)
Balance, December 31, 2009	18,416,000	$18,416	$68,384	$(610,000)	$(523,200)

See accompanying notes to financial statements

F-4

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	Year Ended December 31, 2009	For the period from July 10, 2008 (inception) to December 31, 2008	For the period from July 10, 2008 (inception) to December 31, 2009

Cash flows from operating activities
Net loss	$(604,000)	$(6,000)	$(610,000)
Adjustments to reconcile net income to net cash used by operating activities
Accounts payable	500	-	500
Net cash used in operating activities	(603,500)	(6,000)	(609,500)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Issuance of common stock	12,416	6,000	18,416
APIC	608,384
Loan from shareholder	3,500	-	3,500
Net cash provided by financing activities	624,300	6,000	21,916

Net change in cash	20,800	-	20,800

Cash at beginning of period	-	-	-

Cash at end of period	$20,800	$-	$20,800

Supplemental disclosure of non-cash investing and financing activities:
Issuance of shares of common stock for acquisition	$-	$6,000	$6,000

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

F-5

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of PB Properties & Investments, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “ Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

PB Properties & Investments, Inc. (the Company) was incorporated in the State of Nevada on July 10, 2008. PB Properties & Investments, Inc. is a development stage company with the principal business objective of seeking a merger or acquisition. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

In May 2009 the Company acquired Hope Loan Modification, LLC by issuing 12,000,000 shares of common stock to Hope Loan Modification, LLC’s sole owner, Carlos Espinosa.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5 - 7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Restricted cash

The Company is offering on a best-efforts basis a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering will be payable to Harold Gewerter, Esq. - Trust Account fbo PB Properties, Inc. All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to the Company until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

The Company has sold a total of 416,000 shares of common stock under this pursuant as of December 31, 2009 and the resulted proceed of $20,800 held as restrictive cash.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Cost of Goods Sold

Since the Company is still in its development stage, formal applications of certain procedures have not been implemented. Generally, job costs include purchase price of properties as well as all direct materials, and labor costs and those indirect costs related to development and maintenance of the property prior to sale. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses. There was no advertising expense for the years ended December 31, 2009 and 2008.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on PB Properties & Investments, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. PB Properties & Investments, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized Seventy Five Million (75,000,000) shares of common stock with a par value of $0.001. Currently, 18,416,000 shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued FAS 1 65, “Subsequent Events”. This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 1 65 did not have a material impact on the Company’s financial condition or results of operation.

In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 1 66 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities , as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 1 67 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”. FAS 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of FAS 168 to have an impact on the Company’s results of operations, financial condition or cash flows.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Rule 4-10(c)(6)(i) of Regulation S-X, applicable to the full cost accounting method, specifies that "sales of oil and gas properties, whether or not being amortized currently, shall be accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center." It goes on to indicate that "a significant alteration would not ordinarily be expected to occur for sales involving less than 25% of the reserve quantities of a given cost center."

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential properties for rezoning and resale and other business opportunities from all known sources but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage professional firms specializing in property acquisitions. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE C – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” There are no potentially dilutive securities or derivative instruments outstanding as of December 31, 2009 or 2008.

NOTE D – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

At December 31, 2009, the Company had accumulated deficits during the development stage of $610,000 to offset future taxable income. The Company has established a valuation allowance equal to the full amount of the deferred tax assets approximating $17,500 due to the uncertainty of the utilization of the operating losses in future periods.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” at inception. As a result of the implementation of Interpretation 48, the Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax positions at December 31, 2009 and 2008 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

NOTE E – RELATED PARTY TRANSACTIONS

The Company issued Six Million Shares of stock to the initial President of the company for cash. This stock was issued to the President at the stated par value of $6,000.

The major shareholder advanced $3,500 to the Company for legal and professional fee for the year ended December 31, 2009. This non-interest bearing advance is due on demand and the balance was $3,500 at December 31, 2009.

NOTE F – ACQUISITIONS AND INVESTMENTS

On May 7, 2009, the Company entered into a Stock Sale and Purchase Agreement with Hope Loan Modification, LLC. ("HLM") pursuant to which the Company acquired HLM with 12,000,000 shares of common stocks for consideration 100% of the membership interests of HLM representing 100% of the issued and outstanding membership interests of HLM. The equivalent value of $600,000 consisted of goodwill in comparing carrying value and fair market value of HLM.

The acquisition has been accounted for as a purchase in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations". HLM did not have any asset or liability at the time of the acquisition thus the entire $600,000 was allocated to goodwill.

Goodwill is subject to an annual impairment test. The Company has conducted an annual impairment test on the goodwill and concluded that there will be no foreseeable benefit generated from HLM. Due to this reason, the Company has decided to write off the entire $600,000 in goodwill as of December 31, 2009.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by PB in connection with the sale of the common stock being registered. PB has agreed to pay all costs and expenses in connection with this offering of common stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$5,000
Accounting Fees	$2,000

Total	$7,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

PB Properties, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. PB indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, PB shall indemnify any director, officer and employee as follows: Every director, officer, or employee of PB Properties, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of PB Properties, Inc. or is or was serving at the request of PB Properties, Inc. as a director, officer, employee or agent of PB Properties, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of PB Properties, Inc.. PB Properties, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of PB Properties, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, PB Properties, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On July 10, 2008, Pooyan Bakhtiar, our initial officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services, in exchange for 6,000,000 shares of common stock of the Company, each, par value $0.001 per share.

In May 2009, Carlos Espinosa as the sole member of Hope Loan Modification, LLC was issued 12,000,000 shares of common stock of the Company in exchange for 100% of the membership interests in Hope Loan Modification LLC.

At the time of the issuance, Pooyan Bakhtiar and Carlos Espinosa were in possession of all available material information about us. On the basis of these facts, PB Properties, Inc. claims that the issuance of stock to those shareholder s qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. PB believes that the exemption from registration for these sales under Section 4(2) was available because:

•

Pooyan Bahktiar and Carlos Espinosa had fair access to all material information about PB before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Pooyan Bahktiar were at a par price per share of $0.001. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, PB was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation filed on July 10, 2008
b) Bylaws adopted on Aug. 8, 2008

5	Opinion on Legality

a) Opinion of Harold Gewerter, Esq.

10	Acquisition Agreement of Hope Loan Modification

23	Consent of Independent Auditor

99	Additional Exhibits

a)	Escrow Agreement
b)	Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

 To file during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers, and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by the director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, , unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to the court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas State of Nevada on April 2, 2010 ..

PB Properties, Inc.
(Registrant)

By: Carlos Espinosa
Carlos Espinosa, President, CFO, CEO, Sec. Treas, Dir.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Carlos Espinosa	President, Secretary, Director, Chief Executive Officer, Principal Executive Officer	April 2, 2010
Carlos Espinosa

Carlos Espinosa	Treasurer, Chief Financial Officer, Principal Accounting Officer	April 2, 2010
Carlos Espinosa